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                                                                  EXHIBIT 10.65

                 NON COMPETITION AND CONFIDENTIALITY AGREEMENT


   NON-COMPETITION AND CONFIDENTIALITY AGREEMENT, dated as of March   , 1998,
                                                                    --
among                       ("Employee"), EDUCATIONAL MEDICAL, INC. , a
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Delaware corporation ("EMI") and NEW HAMPSHIRE ACQUISITION CORP., a Delaware
corporation ("Acquisition").

                             PRELIMINARY STATEMENTS

   Employee is an employee of Hesser, Inc. (the "Corporation"). The Corporation is the owner of a postsecondary educational institution located in New Hampshire which operates four postsecondary schools (the "Schools"). EMI is a publicly traded corporation engaged in the operation of postsecondary educational institutions. Acquisition is a wholly owned subsidiary of EMI. Pursuant to the provisions of that certain Stock Purchase Agreement of even date herewith, Acquisition will purchase the stock of the Corporation (the "Purchase").

                                CONFIDENTIALITY

1. Confidentiality. Employee acknowledges that, as a result of her employment by the Corporation, she has had access to and knowledge of confidential or proprietary information developed by the Corporation with respect to the Schools and their operation, which knowledge is of a special and unique nature and value to EMI and Acquisition including, but not limited to, the methods and systems used in connection with the Schools' operations, the names and addresses of its students and sources of referral, tuition charged and paid by with respect to the Schools or their customers, curricula, related memoranda, research reports, designs, records, student files, services, and operating procedures, and other information, data, and documents now existing or later acquired by the Corporation in connection with the Schools' operations, regardless of whether any such information, data, or documents, qualify as a "trade secret" under applicable Federal or state law (collectively "Confidential Information"). Confidential Information does not include information that (i) becomes generally available to the public other than as a result of disclosures by Employee in violation of the terms of this Agreement, or (ii) becomes available to Employee on a non-confidential basis from a source that is not bound by a confidentiality agreement with EMI or Acquisition or each of their respective directors, officers, employees, agents or representatives. As a material inducement to EMI and Acquisition to enter into the Stock Purchase Agreement, Employee covenants and agrees not at any time following the Purchase directly or indirectly, to divulge or disclose for any purpose whatsoever, any Confidential Information which is in the possession of Employee as a result of her employment by the Schools, or otherwise as a result of the relationship between Employee and the Schools' operations. In accordance with the foregoing, Employee agrees at no time to remove from the School Facilities (as defined in the Stock Purchase) records of any kind or description whatsoever for any purpose whatsoever unless authorized in writing by EMI and Acquisition. Notwithstanding the foregoing



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provisions of this Section, Employee may disclose Confidential Information (i)
to any of the Schools' employees, counsel, accountants and agents on a need-to-know basis (provided that any such person shall be informed of the confidential nature of such information and directed not to disclose or make public such Confidential Information), (ii) to the extent required by applicable law, rules and regulation, and (iii) in any action, suit or proceeding between the parties, provided that in connection with disclosures permitted by clauses (ii) and (iii) above, Employee shall provide EMI and Acquisition with at least three (3) days written notice of such intent so that an appropriate protective order may be sought by EMI and Acquisition if desired.

                                NON-COMPETITION

2. Non-Competition.

   A. Employee acknowledges that the services rendered to the Schools prior to the purchase and the knowledge obtained as a result of such services and such employment were of a special and unusual character and have a unique value to the Schools. In view of the unique value of the services, and as a material inducement to EMI and Acquisition to enter into this Agreement and to pay to her the consideration referred to below, Employee covenants and agrees that she will not, after the effective date of the Purchase (i) directly or indirectly engage in any business anywhere within 50 miles of the boundaries of the state of New Hampshire (the "Area") if such business teaches courses similar to those taught by EMI or Acquisition or any affiliate or subsidiary of EMI ("Affiliate") in the state of New Hampshire ("Prohibited Activities"); (ii) become associated as manager, supervisor, employee, consultant, advisor, or stockholder owning more than 5% of the outstanding stock of a company or participate in the management or direction of a company or otherwise with any person, corporation or entity engaging in Prohibited Activities anywhere within the Area; (iii) call upon any of Acquisition's, EMI's or any of EMI's subsidiary schools' students, teachers or referral sources for the promotion of any Prohibited Activities for any person, corporation, or other entity within the Area, or (iv) divert, solicit or take away any student or referral source of Acquisition's, EMI's or any of EMI's subsidiary schools located in the Area.

   B. Employee covenants and agrees that, if she shall violate any of the covenants or agreements contained in this Section 2, EMI and/or Acquisition shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, or benefits which she directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which EMI and/or Acquisition may be entitled at law or in equity or under this Agreement.

   C. Employee has carefully read and considered the provisions of this Section and Section 1, and having done so, agrees that the restrictions set forth (including but not limited to the time period of restriction and the areas of restriction) are fair and


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reasonable and are reasonably required for the protection of the interests of EMI, Acquisition, its officers, directors, and other employees.

   D. In the event that, notwithstanding the foregoing, any of the provisions of this Section or Section 1 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though invalid or unenforceable parts had not been included therein. In the event that any provision of this Section relating to time period and/or areas of restriction shall be declared by a panel of arbitrators or a court of competent jurisdiction if such court refuses to refer such matter to arbitration, to exceed the maximum time period or areas such panel or court deems reasonable and enforceable, said time period and/or areas of restriction shall be deemed to become, and thereafter be, the maximum time period and/or area which such panel or court deems reasonable and enforceable.

   E. With respect to the provisions of this Section, Employee agrees that damages, by themselves, are an inadequate remedy at law, that a material breach of the provisions of this Section would cause irreparable injury to the aggrieved party, and that the provisions of this Section 2 may be specifically enforced by injunction or similar remedy in any court of competent jurisdiction without affecting any claim for damages, provided that any such injunction shall either be preliminary in nature, enjoining such activity pending the outcome of arbitration as provided for in Section 4 of this Agreement, or be in assistance of the final determination of the arbitrators as provided for in such Section. Employee agrees that such injunction may be issued without the necessity of bond.

                                 CONSIDERATION

3. Consideration. Upon the consummation of the Purchase and execution of this Agreement, EMI and Acquisition will pay to Employee the sum of
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Thousand Dollars ($           ) and shall continue to pay to Employee such sum
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on each anniversary of this Agreement for the remainder of Employee's life (the
"Consideration") in consideration for her execution, delivery and performance of this Agreement. Upon Employee's death, this Agreement shall terminate and her estate shall not be entitled to any Consideration under this Agreement.

                               GENERAL PROVISIONS

4. Governing Law; Arbitration. This Agreement shall be governed by, and construed in accordance with the laws of the State of New Hampshire, without regard to choice-of-law principles, as if made and to be performed solely in New Hampshire. Any disputes between any of the parties to it with respect to the agreements contained in it, or as modified in the future, are to be settled by binding arbitration conducted pursuant to the commercial arbitration rules of the American Arbitration Association. In any such arbitration the scope and timing of any discovery shall be determined by the arbitrators. Such arbitration is to be the sole remedy for the settlement of such disputes. All of the parties agree that money damages are inadequate to compensate for a breach of the


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confidentiality and non-competition provisions of this Agreement and contained in this Agreement. Employee agrees that upon application by EMI and/or Acquisition, any court of competent jurisdiction, upon a showing sufficient to justify the entry of a temporary injunction, may enjoin any activity allegedly in breach of such agreement pending the outcome of binding arbitration or enter a similar order of like force and effect, or may enforce the final determination of such arbitrators by the issuance of such an injunction or similar order.

5. Entire Agreement. This Agreement and the agreements referred to in it contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previously written or oral negotiations, commitments, representations, and agreements.

6. Counterparts. This Agreement may be executed in one or more counterparts by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

7. Amendments. This Agreement, or any provisions hereof, may not be amended, changed or modified without the prior written consent of each of the parties hereto.

   IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by the individual or officer duly authorized to do so, all as of the day and year first above written.

EMPLOYEE                                    NEW HAMPSHIRE ACQUISITION CORP.

                                            By:
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                                               Authorized Signatory

                                            EDUCATIONAL MEDICAL, INC.

                                            By:
                                               --------------------------------
                                               Authorized Signatory

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